
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Associates 1980-1 Financial Statements for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                          27,298
<SECURITIES>                                         0
<RECEIVABLES>                                    4,574
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               207,200
<PP&E>                                       4,889,051<F1>
<DEPRECIATION>                             (2,626,657)<F2>
<TOTAL-ASSETS>                               2,501,466
<CURRENT-LIABILITIES>                          929,856
<BONDS>                                      3,484,685<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (1,913,075)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,501,466
<SALES>                                              0
<TOTAL-REVENUES>                               274,414<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               207,828<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              90,993
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (24,407)
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes multi-family complex of $4,742,426 and deferred expenses of $146,625.
<F2>Includes depreciation of $2,592,444 and amortization of deferred expenses of
$34,213.
<F3>Represents mortgage note payable of $2,227,300 and notes to an affiliated party of $1,257,385.
<F4>Deficit of General Partners ($1,285,652) and Limited Partners ($627,423).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses of $128,533, real estate tax expense of $35,178 and depreciation and amortization expense of $44,117.
<F7>Net loss allocated ($244) to the General Partners, ($2,197) to the Original
Limited Partner and ($21,966) to the Investor Limited Partners.  Average net
loss is ($5.49) per Unit of Investor Limited Partner interest for 4,000 Units outstanding.

